EXHIBIT 99.H1ii
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                                 AMENDMENT NO. I
                                       TO
                                   SCHEDULE A

                              DELAWARE POOLED TRUST

                         SHAREHOLDER SERVICES AGREEMENT

                                APPLICABLE SERIES

                        EFFECTIVE AS OF NOVEMBER 30, 2003

The All-Cap Growth Equity Portfolio
The Core Plus Fixed Income Portfolio
The Emerging Markets Portfolio
The Global Equity Portfolio
The Global Fixed Income Portfolio
The High-Yield Bond Portfolio
The Intermediate Fixed Income Portfolio
The International Equity Portfolio
The International Fixed Income Portfolio
The International Large-Cap Equity Portfolio
The International Small-Cap Portfolio
The Labor Select International Equity Portfolio
The Large-Cap Growth Equity Portfolio
The Large-Cap Value Equity Portfolio
The Mid-Cap Growth Equity Portfolio
The Real Estate Investment Trust Portfolio
The Real Estate Investment Trust Portfolio II
The Small-Cap Growth Equity Portfolio
The Small-Cap Growth II Equity Portfolio
The Small-Cap Value Equity Portfolio

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AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.                     DELAWARE POOLED TRUST
                                                   for its series set forth in this Schedule A



By:    Douglas L. Anderson                         By:      Jude T. Driscoll
       --------------------                                 -----------------
Name:  Douglas L. Anderson                         Name:    Jude T. Driscoll
Title: Senior Vice President/Operations            Title:   Chairman

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